                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _______________


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  December 9, 1998

                                _______________


                         JACOBS ENGINEERING GROUP INC.
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             (Exact name of Registrant as specified in its charter)



        Delaware                    1-7463               95-4081636
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       (State of               (Commission File       (I.R.S. Employer
     Incorporation)              File Number)          Identification
                                                          Number)



          1111 S. Arroyo Parkway, Pasadena  CA             91105
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        (Address of principal executive offices)        (Zip code)



                               (626) 578 - 3500
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              (Registrant's telephone number, including area code)


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ITEM 5.     OTHER EVENTS.

On December 9, 1998, the Registrant announced it had signed an agreement in principle for its merger with Sverdrup Corporation. The transaction is subject to the execution of a definitive agreement and satisfaction of customary closing conditions, including the approval of Sverdrup's shareholders, as well as the expiration or termination of the Hart-Scott-Rodino Act waiting period.

The parties expect the transaction to close in January 1999. At closing, the Registrant will pay total consideration of approximately $200.0 million in cash to the shareholders of Sverdrup.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.
  (c)  Exhibits.
       99.1  Press release dated December 9, 1998


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Jacobs Engineering Group Inc.



/s/  John W. Prosser, Jr.
___________________________
John W. Prosser, Jr.
Senior Vice President, Finance
and Administration and Treasurer


Date:  December 14, 1998


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